Exhibit 99.1
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[PARAGON LETTERHEAD]                                                        News




FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Bill Johnson, CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.paragontechnologiesinc.com




                    PARAGON TECHNOLOGIES SELLS ITS 50% SHARE
                OF SI/BAKER JOINT VENTURE TO MCKESSON AUTOMATION
                                    - - - - -
                      Paragon Eliminates All Long-Term Debt


EASTON, PA -- September 22, 2003 -- Paragon Technologies, Inc. (AMEX: PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, today announced the completion of a sale to McKesson Automation Systems Inc. of its 50% ownership interest in the SI/BAKER, INC. joint venture. Both Paragon and McKesson Automation each owned 50% of the joint venture prior to the sale.

Paragon received $5.6 million in cash in exchange for its shares in SI/BAKER. Paragon retired all senior and subordinated debt with a portion of the proceeds from the transaction.

Paragon's SI Systems' brand will continue to supply its DISPEN-SI-MATIC(TM) systems to McKesson Automation for the integrated prescription fulfillment market as part of a three-year exclusive supply agreement.

Bill Johnson, Paragon's President and Chief Executive Officer, commented, "We are excited about the sale of our ownership interest in the SI/BAKER joint venture to McKesson Automation. This allows Paragon to strengthen its focus on its SI Systems and Ermanco brands as we remain clearly focused on enhancing shareholder value."


                                   -- MORE --

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                    600 Kuebler Road o Easton, PA 18040-9295
                      Tel: 610-252-3205 o Fax: 610-252-3102
                         info@paragontechnologiesinc.com

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PARAGON TECHNOLOGIES                                                      Page 2
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About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. Ermanco's branded conveyor technologies and material handling solutions address the needs of the distribution, assembly, and manufacturing marketplace. SI Systems' branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, Paragon's leading clients include the United States Postal Service, General Motors, IBM, BMG, DaimlerChrysler, Johnson & Johnson, Ford, Peterbilt, Harley-Davidson, Walgreens, and Clark Equipment.


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Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, and certain operational matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of risks and uncertainties associated with Paragon's restructuring, including the failure to achieve anticipated operating savings, and the possibility that the restructuring charges will be greater than anticipated; (2) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases;
(3) the results of pending litigation related to our intellectual property; and
(4) if the factors on which Paragon's conclusions are based do not conform to its expectations.

             This press release and prior releases are available at
                         www.paragontechnologiesinc.com
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